Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                       For the Month of September 1999
                     Distribution Date of October 20, 1999
                           Servicer Certificate #36

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                     $90,087,940.62
Beginning Pool Factor                                           0.1851728

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,891,579.76
     Interest Collected                                       $705,424.96

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $362,129.56
Total Additional Deposits                                     $362,129.56

Repos / Chargeoffs                                            $143,474.79
Aggregate Number of Notes Charged Off                                  72

Total Available Funds                                       $6,279,761.25

Ending Pool Balance                                        $84,732,259.10
Ending Pool Factor                                              0.1741644

Servicing Fee                                                  $75,073.28

Repayment of Servicer Advances                                $679,373.03

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,137,786.51
     Target Percentage                                               2.50%
     Target Balance                                         $2,118,306.48
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($407,639.25)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.611%
Current Weighted Average Remaining Term (months):                   19.41

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $937,865.66       681
                                31 - 60 days           $474,220.76       214
                                60+  days              $102,555.69        63

     Total:                                          $1,514,642.11       715

     Balances:                  60+  days              $856,462.88        63

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $40,311.13
+    Excess Serv.                                      $367,328.12
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,137,786.51

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of September 1999

                                                                      NOTES
                                                                                                       CLASS B         CLASS C
                                     TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $90,087,940.62
Ending Pool Balance              $84,732,259.10

Collected Principal               $5,212,206.73
Collected Interest                  $705,424.96
Charge - Offs                       $143,474.79
Liquidation Proceeds / Recoveries   $362,129.56
Servicing                            $75,073.28
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $6,204,687.97

Beginning Balance                $90,087,940.63            $0.00            $0.00   $77,325,340.32   $6,880,810.07   $5,881,790.24

Interest Due                        $481,678.33            $0.00            $0.00      $407,891.17      $37,271.05      $36,516.11
Interest Paid                       $481,678.33            $0.00            $0.00      $407,891.17      $37,271.05      $36,516.11
Principal Due                     $5,355,681.52            $0.00            $0.00    $5,007,562.22     $187,448.85     $160,670.45
Principal Paid                    $5,355,681.52            $0.00            $0.00    $5,007,562.22     $187,448.85     $160,670.45

Ending Balance                   $84,732,259.11            $0.00            $0.00   $72,317,778.10   $6,693,361.22   $5,721,119.79
Note / Certificate Pool Factor                            0.0000           0.0000           0.3058          0.3931          0.3924
   (Ending Balance / Original Pool Amount)
Total Distributions               $5,837,359.85            $0.00            $0.00    $5,415,453.39     $224,719.90     $197,186.56

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $367,328.12
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,137,786.51
(Release) / Draw                   ($407,639.25)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                 5                4               3                2               1
                                Apr-99            May-99           Jun-99          Jul-99           Aug-99          Sep-99
Beginning Pool Balance      $127,122,482.70  $119,977,701.12  $111,481,970.11  $103,981,623.99  $97,015,550.78  $90,087,940.62

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $217,277.61      $165,900.72      $119,160.25       $16,755.11     $196,802.77     $143,474.79
    Recoveries                  $139,965.27      $224,790.10      $315,798.67      $282,932.29     $247,699.76     $362,129.56

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $301,816.08                 Total Charged off (Months 1 - 6)      $859,371.25
     Total Recoveries (Months 3, 2, 1)           $892,761.61                 Total Recoveries (Months 1 - 6)     $1,573,315.65
     Net Loss / (Recoveries) for 3 Mos          ($590,945.53)(a)             Net Loss/(Recoveries) for 6 Mos.     ($713,944.40)(c)

Total Balance (Months 5, 4, 3)               $335,441,295.22 (b)             Total Balance (Months 1 - 6)      $649,667,269.32(d)

Loss Ratio Annualized  [(a/b) * (12)]                -2.1140%                Loss Ratio Annualized [(c/d) (12)]      -1.31873%

Trigger:  Is Ratio > 1.5%                                 No                 Trigger:  Is Ratio > 6.0%                      No

                                                                                   Jul-99           Aug-99          Sep-99
B)   Delinquency Trigger:                                                          $969,727.58   $1,277,627.65     $856,462.88
     Balance delinquency 60+ days                                                     0.93260%        1.31693%        0.95070%
     As % of Beginning Pool Balance                                                   0.98284%        1.09573%        1.06674%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer